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                                                                EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Thoratec Laboratories Corporation of our reports dated February 10, 2000 included or incorporated by reference in Thermo Cardiosystems Inc.'s Annual Report on Form 10-K for the year ended January 1, 2000 and to all references to our Firm included in this Registration Statement.





                                      /s/ Arthur Andersen LLP
                                      -----------------------
                                          Arthur Andersen LLP



Boston, Massachusetts
December 28, 2000